Exhibit 10.62

PROMISSORY NOTE
(Construction Loan)

$14,287,500.00	March 29, 2018
Hartford, Connecticut

FOR VALUE RECEIVED, the undersigned, TRADEPORT DEVELOPMENT VI, LLC, a Connecticut limited liability company (“Maker”), promises to pay to the order of STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, its successors or assigns (“State Farm”), the principal sum of Fourteen Million Two Hundred Eighty Seven Thousand Five Hundred and 00/100 Dollars ($14,287,500.00) or so much thereof as shall have been advanced under the Loan Agreement (as defined herein) and which remains outstanding (“Principal”), together with interest on the unpaid Principal balance outstanding from the date of disbursement until paid at the rate of four and fifty-one one hundredths percent (4.51%) per annum (the “Note Rate”).  Interest shall be computed on the basis of a three hundred sixty (360) day year having twelve (12) months of thirty (30) days each.  Principal and interest accrued thereon, together with all other sums which may be at any time due, owing or required to be paid by the terms of the Construction Loan Agreement (the “Loan Agreement”) of even date herewith between Maker and State Farm, as well as the Mortgage (as defined below) and the other Loan Documents (as defined in the Mortgage), are herein collectively called the “Indebtedness”.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

I.          Payments.

A.         On April 1, 2018, and on the first day of each succeeding month thereafter (a “Regular Payment Date”), until the August 1, 2019 (the “Initial Maturity Date”), Maker shall pay to State Farm accrued interest on the unpaid Principal balance in monthly installments (each a “Monthly Interest Payment”).  If the Conversion should occur in accordance with the Loan Agreement, on each Regular Payment Date after the Conversion Date to and including the Regular Payment Date immediately preceding April 1, 2034 (the “Converted Maturity Date”), Maker shall pay Principal and interest to State Farm in equal monthly installments in an amount as State Farm shall determine based on a twenty-five (25) year amortization schedule commencing on the Conversion Date (the amount of such monthly Principal and interest payment is herein called the “Monthly Principal and Interest Payment”, and hereafter, “Monthly Payment” means the Monthly Interest Payment or, as applicable, the Monthly Principal and Interest Payment, that is payable by Maker pursuant to this Note).  A final payment of all outstanding Principal under this Note, plus all accrued and unpaid interest thereon, shall be due and payable by Maker to State Farm on the Initial Maturity Date or, if the Conversion should occur in accordance with the Loan Agreement, on the Converted Maturity Date).  Notwithstanding the foregoing, if the Conversion should occur on any date other than a Regular Payment Date, (i) on the Conversion Date Maker shall pay to State Farm the entire Monthly Interest Payment that would have been payable on the Skip Date

(as defined below) if no Conversion had occurred, (ii) no Monthly Payment shall be payable on the Skip Date, and (iii) beginning on the first Regular Payment Date after the Skip Date and continuing on each Regular Payment Date thereafter until the Regular Payment Date immediately preceding the Converted Maturity Date, a Monthly Principal and Interest Payment shall be due and payable.  Notwithstanding anything to the contrary in this Note, upon the maturity of the Loan, whether by lapse of time, acceleration or otherwise, the entire outstanding Principal balance of the Loan, plus all accrued but unpaid interest thereon, shall be due and payable hereunder.

B.          For purposes of this Note, the term “Skip Date” means the 1st day of the month immediately succeeding the Conversion Date if, but only if, the Conversion Date should not be a Regular Payment Date; if the Conversion Date should be a Regular Payment Date, the fourth sentence of Section I(A) above is not applicable and the term “Skip Date” is not applicable.

C.          All required payments are to be made to State Farm at One State Farm Plaza, Bloomington, Illinois 61710-0001, Attention: Investment Accounting, D-3, or at any other place State Farm shall designate in writing.

D.          All Indebtedness (as defined in the Mortgage) is payable in lawful money of the United States of America that is legal tender for public and private debts.

II.          Events of Default.

A.          It shall constitute an event of default (an “Event of Default”) of and under this Promissory Note (this “Note”) if any of the following events shall occur:

1.          Maker shall fail to pay any Monthly Payment when due under this Note. However, Monthly Payments received by State Farm within ten (10) days of the Regular Payment Date shall be considered made as required.  In the event the Monthly Payment and the Late Charge (as defined below) are not received by State Farm on or before the end of the calendar month in which such Monthly Payment is due, the Default Rate (as defined below) shall apply from the first day of the month in which such Monthly Payment was due;

2.          Maker shall fail to perform or observe any of the other covenants, agreements or conditions of this Note and such failure shall remain uncured for thirty (30) days after notice to Maker of the occurrence of such failure (the “Grace Period”); provided, however, that State Farm shall extend any applicable Grace Period up to ninety (90) days if State Farm determines in good faith that: (i) such default cannot reasonably be cured within such Grace Period but can be cured within ninety (90) days; (ii) no lien or security interest created by the Loan Documents shall be impaired prior to the anticipated completion of such cure; and (iii) State Farm’s immediate exercise of any remedies provided in this Note or by law is not necessary for the protection or preservation of the Secured Property or State Farm’s security interest therein or lien thereon, and Maker shall immediately commence and diligently pursue the cure of such default.

3.          An “Event of Default” (as defined in any of the Loan Documents) shall occur under any of the other Loan Documents.

B.          If any Monthly Payment payable under this Note is not paid on or before the tenth (10th) day after the applicable Regular Payment Date, Maker shall pay to State Farm an amount equal to the lesser of five percent (5%) of such unpaid Monthly Payment or the maximum amount permitted by Applicable Law (as defined below) to defray the expenses incurred by State Farm in handling and processing the delinquent payment and to compensate State Farm for the loss of use of the delinquent payment (the “Late Charge”).

C.          While any Event of Default exists, the Note Rate shall be increased to the lesser of nine and fifty-one one hundredths percent (9.51%) per annum or the maximum amount permitted by Applicable Law (the “Default Rate”).  The Default Rate shall accrue from the date of the first occurrence of the Event of Default to the date upon which the Event of Default is cured.  It is a condition precedent to the cure of any Event of Default that Maker shall pay all Principal and accrued interest required under this Note to the most current Regular Payment Date, plus the difference between the interest on the unpaid Principal balance calculated at the Default Rate and the interest on the unpaid Principal balance calculated at the Note Rate from the date of the first occurrence of the Event of Default to the date upon which the Event of Default is cured.

D.          Prior to an Event of Default, payments received by State Farm shall be applied first to interest and the remainder to Principal.  After an Event of Default, State Farm may, at its option, apply any payments or other amounts received first to the payment of State Farm’s expenses incurred in accordance with the provisions of the Loan Documents, then to interest, and the remainder to Principal.

E.          Upon an Event of Default, State Farm may, at its option and without further notice, declare the Indebtedness, including the entire Principal balance, together with all accrued and unpaid interest thereon, to be immediately due and payable.  Failure to exercise this option for a particular Event of Default shall not constitute a waiver of the right to exercise same in case of any subsequent Event of Default.

III.          Security.

This Note is secured by, among other Loan Documents (i) an Open-End Construction Mortgage Deed and Security Agreement executed by Maker to and in favor of State Farm of even date with this Note (the “Mortgage”) which encumbers and constitutes a lien upon and security interest in certain real property and fixtures located in the Town of Windsor in the State of Connecticut (the “State”) and certain other property, rights and interests, all as more fully described in the Mortgage (the “Secured Property”); and (ii) an Assignment of Rents and Leases executed by Maker to and in favor of State Farm of even date herewith (the “Assignment of Rents and Leases”) in which Rents (as defined therein) and the Leases (as defined therein) are absolutely and unconditionally assigned by Maker to State Farm.

IV.          Prepayment.

A.          This Note shall be closed to prepayment through and including the later to occur of (i) October 1, 2026; or (ii) the date on which one hundred two (102) Monthly Payments have been paid to State Farm.  Only thereafter, provided Maker first gives State Farm written notice at least thirty (30) days but no more than sixty (60) days before the date selected by Maker for prepayment, which date shall be a Regular Payment Date (the “Prepayment Date”), Maker may prepay the entire outstanding Principal on said Prepayment Date, provided that (i) all other amounts outstanding under the Loan Documents are also paid, and (ii) the amount prepaid is accompanied by a fee (the “Prepayment Fee”) equal to the following:

1.          For a prepayment made between a date after which one hundred two (102) Monthly Payments have been paid to State Farm and on the date which one hundred forty-four (144) Monthly Payments have been paid to State Farm the Prepayment Fee shall be The “Reinvestment Yield” (as calculated below).

2.          For a prepayment made between a date after which one hundred forty-four (144) Monthly Payments have been paid to State Farm and on the date which one hundred fifty-six (156) Monthly Payments have been paid to State Farm, the Prepayment Fee shall be equal to three percent (3%) of the outstanding principal balance of this Note;

3.          For a prepayment made between a date after one hundred fifty-six (156) Monthly Payments have been paid to State Farm and on the date which one hundred sixty-eight (168) Monthly Payments have been paid to State Farm, the Prepayment Fee shall be equal to two percent (2%) of the outstanding principal balance of this Note; and

4.          For a prepayment made between a date after one hundred sixty-eight (168) Monthly Payments have been paid to State Farm and on the date which one hundred eighty (180) Monthly Payments have been paid to State Farm, the Prepayment Fee shall be equal to one percent (1%) of the outstanding principal balance of this Note.

If at the time of prepayment, the Reinvestment Yield (as defined below) is less than the Note Rate, the Prepayment Fee shall be calculated by:

Using the Reinvestment Yield corresponding to the payment frequency of this Note, adding the present values of: (i) the scheduled Monthly Payments remaining until the Converted Maturity Date; plus (ii) the final Principal and accrued interest payment due on the Converted Maturity Date; and

From the sum so obtained, subtracting the outstanding Principal balance of this Note as of the Prepayment Date.  The remainder shall be the Prepayment Fee (if such amount is greater than the amount determined by subsection 1 above).

As used herein, “Reinvestment Yield” means 50 basis points in excess of the yield on United States Treasury Securities having the closest maturity (month and year) to the Converted Maturity Date.  Should more than one United States Treasury Security be quoted as maturing on the Converted Maturity Date, then the yield of the United States Treasury Security quoted closest to par will be used in the calculation.

The Prepayment Fee shall be calculated two (2) business days before the Prepayment Date. Failure to prepay on the Prepayment Date shall be considered a waiver by Maker of the present right to prepay.

B.          If State Farm declares the entire Indebtedness to be immediately due and payable, Maker agrees that the Prepayment Fee, calculated as if the Prepayment Date were the date of acceleration, shall apply.  If such acceleration occurs prior to Conversion and the Converted Maturity Date has not been precisely established in the Loan Documents, then the latest Converted Maturity Date calculated pursuant to the Loan Documents formula shall be used, in State Farm’s reasonable judgment. No Prepayment Fee will be charged in the event the Loan is prepaid in whole or in part by the application of insurance or condemnation proceeds as required by the Loan Documents.  In addition, if the Proceeds (as defined in the Mortgage) are applied to the Indebtedness because State Farm has determined that the Viability Requirements (as defined in the Mortgage) have not been satisfied, and provided no Event of Default is in existence and no event shall have occurred as of the date of prepayment of the remaining Indebtedness in full which, with the passage of time, the giving of notice or both, would constitute an Event of Default, Maker may, at its option, pay the remaining Indebtedness in full (but not in part) without a premium or fee at any time within one hundred eighty (180) days after the date of such application.

C.          No Prepayment Fee shall be payable after one hundred eighty (180) Monthly Payments have been paid to State Farm on this Note or May 1, 2033, whichever comes later in time.

V.          Limitation of Liability.

The provisions of Section 7.14 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

VI.          Non-Usurious Loan.

A.          It is the intention of Maker and State Farm that this Note and all other Loan Documents shall comply with any Applicable Law.  To that end, the parties stipulate and agree that none of the terms and provisions of this Note or the Loan Documents shall ever be construed to create a contract that violates any Applicable Law or exceeds the limits imposed or provided by law for the use or detention of money or for forbearance in seeking its collection.

B.          In the event that interest paid or received under this Note or the other Loan Documents shall result, because of any reduction of Principal or any other reason, in an effective rate of interest which for any period is in excess of applicable usury limits, such excess interest for the period in question shall, at State Farm’s option, be refunded to Maker or be applied upon the outstanding Principal without a Prepayment Fee.

C.          As used herein, “Applicable Law” means any federal or state statute or other law, including, but not limited to, the applicable usury laws of the State or the United States (whichever allows the greater rate of interest), as such Applicable Law now exists, is amended or is enacted during the term of this Note.

D.          Maker represents and agrees that the Indebtedness evidenced by this Note constitutes a commercial business loan which comes within the purview of Applicable Law.

VII.          State Farm’s Attorneys’ Fees.

Should the Indebtedness evidenced by this Note or any part thereof be: (a) collected at law or in equity or through any legal, bankruptcy, receivership, probate or other court proceedings; (b) placed in the hands of attorneys for collection after the occurrence of an Event of Default; or (c) the subject of any court proceeding involving the lien of the Mortgage or its priority, Maker shall pay to State Farm, in addition to the Principal and interest due and payable hereunder and all other Indebtedness due pursuant to the terms of the Loan Documents, reasonable attorneys’ and paralegals’ fees and collection costs, including those incurred by State Farm on any appeal.

VIII.          Maker’s Waivers.

Maker (on behalf of itself and every person or entity at any time liable for the payment of the Indebtedness) hereby waives presentment for payment, demand and notice of demand, dishonor and notice of dishonor, protest and notice of protest, nonpayment and notice of nonpayment of this Note, and all other notices and demands, including without limitation, notice of intention to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, diligence in collection and the bringing of suit against any other party, and hereby further agrees to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, whether before or after maturity.

IX.          Payment of Taxes and Fees.

Maker agrees to pay all costs, expenses, fees and taxes (other than income taxes payable by State Farm arising from repayment of the Indebtedness) on or with respect to the execution, delivery, recordation, existence or possession of this Note, the Loan Agreement, the Mortgage and other Loan Documents, including, without limitation, all recording fees and any documentary stamp tax or intangible personal property tax now or hereafter required by Applicable Law to be affixed or paid with respect to this Note, the Loan Agreement, the Mortgage or the other Loan Documents.

X.          Waiver of Trial by Jury.

MAKER AND STATE FARM (BY ITS ACCEPTANCE OF THIS NOTE) EACH HEREBY COVENANTS AND AGREES THAT, IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, IT SHALL NOT ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY AND HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY MAKER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE.  STATE FARM IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL.  FURTHER, MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF STATE FARM, INCLUDING STATE FARM'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY

OF THE UNDERSIGNED THAT STATE FARM WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT OF JURY TRIAL PROVISION.

XI.          Releases.

State Farm may, without notice, and without regard to the consideration, if any, given or paid therefor, release or substitute any part of the Secured Property given as security for the repayment of the Indebtedness without releasing any other property given as security for the Indebtedness, or may release any party liable for the payment of the Indebtedness without releasing any other party liable for the Indebtedness, or may agree with any party liable for the Indebtedness to extend the time for payment of any part or all of the Indebtedness without releasing any party liable for the Indebtedness.  Any failure of State Farm to exercise any right granted herein, in the Mortgage or the other Loan Documents shall not constitute a waiver of such right or preclude the subsequent exercise thereof.

XII.          Governing Law.

This Note and the rights, duties, obligations and liabilities of the parties hereunder and/or arising from or relating in any way to the Indebtedness or the Loan shall be governed by, and construed for all purposes under, the law of the State of Connecticut.

XIII.          Prejudgment Remedy Waiver.

MAKER ACKNOWLEDGES THAT THE LOAN BEING MADE IS FOR COMMERCIAL PURPOSES AND, IN ADDITION TO AND NOT IN LIMITATION OF ANY OTHER PROVISIONS OF THIS NOTE OR ANY OTHER LOAN DOCUMENTS OR UNDER LAW FOR THE BENEFIT OF STATE FARM, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO PRIOR NOTICE AND PRIOR HEARING UNDER SECTIONS 52-278a THROUGH 52-278n OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED AND AUTHORIZES STATE FARM OR ITS ATTORNEY, OR ANY SUCCESSOR THERETO, TO ISSUE A WRIT OF PREJUDGMENT REMEDY WITHOUT COURT ORDER.  FURTHER, MAKER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, BUT EXCLUDING PROCEDURES THAT ARE PART OF THE STATUTORY FORECLOSURE PROCESS, THE BENEFITS OF ALL VALUATION, APPRAISEMENTS, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAWS.  MAKER ACKNOWLEDGES THAT IT IS ENGAGED PRIMARILY IN COMMERCIAL PURSUITS AND THAT THE PROCEEDS FROM THIS SECURITY INSTRUMENT ARE TO BE UTILIZED IN BUSINESS ACTIVITIES AND WILL NOT BE UTILIZED FOR CONSUMER PURPOSES.

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IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

MAKER:

TRADEPORT DEVELOPMENT VI, LLC

BY:	RIVER BEND HOLDINGS, LLC
its Sole member

BY:	GRIFFIN INDUSTRIAL, LLC,
its Sole Member

By:	/s/Anthony J. Galici
Name: Anthony J. Galici
Title: Vice President

Maker’s Address:

Tradeport Development VI, LLC
c/o Griffin Industrial Realty, Inc.
641 Lexington Avenue
26th Floor
New York, New York 10022
Attn: Michael S. Gamzon